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Exhibit 10.12



                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT made as of this 10th day of July, 1996, by and among AMERICAN CONTAINMENT, INC. (the "Company"), a Delaware corporation having its principal office at 422 Business Center, A-130 North Drive, Oaks, Pennsylvania 19456, and RICHARD DIMAGGIO (the "Executive"), an individual residing at 15540 Strebor Drive, Bakersfield, California, 93312.

                                   BACKGROUND
                                   ----------

     The Company has agreed to employ the Executive, and the Executive has agreed to accept employment by the Company, on the terms and conditions set forth in this Agreement.

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration of the promises and of the mutual covenants set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Employment. The Company hereby employs the Executive, as President and
        ----------
the Executive hereby accepts such employment, on the terms and conditions set forth in this Agreement.

     2. Duties of Employee.
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        (a) The Executive shall perform and discharge well and faithfully such duties as an executive officer of the Company as may be assigned to the Executive from time to time by the Board of Directors of the Company (the "Board"). The Executive shall devote his full time attention, and energies to the business of the Company and shall not, during the Employment Period (as defined in Section 3 of this Agreement), be employed or involved in any other business activity, whether or not such activity is pursued for gain, profit, or other pecuniary advantage, without the consent of the Company, which consent shall not be unreasonably withheld. The Executive shall report directly to the Chief Executive Officer of Total Containment, Inc. ("TCI") the parent of the Company.

        (b) This Section 2 shall not be construed as preventing the Executive from investing the Executive's personal assets in businesses (1) which do not compete with the Company or any affiliate of the Company (2) where the form or manner of such investments will not require services on the part of the Executive in the operation of the affairs of the business in which such investments are made, and (3) in which the Executive's participation is solely that of a private investor. Notwithstanding the foregoing, the purchase by the Executive of any class of publicly traded securities of any entity which competes with the Company or any affiliate or sub-
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sidiary of the Company, which securities constitute less than 5% of the aggregate securities of such class of such entity, shall not be a violation of clause (1) hereof.

     3. Term of Agreement; Termination. This Agreement shall continue for a term
        ------------------------------
commencing on the date hereof and terminating on that date which is five (5) years after the date hereof (the "Employment Period"). Notwithstanding the foregoing, this Agreement and the Executive's employment hereunder shall terminate:

        (a) immediately, for Cause, by action of the Board upon notice to the Executive;

            (1) "Cause" shall mean any of the following:

                (A) the Executive's conviction of or plea of guilty or nolo contendere to a felony not involving vehicular manslaughter, a crime of falsehood, or a crime involving moral turpitude, or the actual incarceration of the Executive for a period of time of ten (10) days or more;

                (B) the Executive's commission or omission of an act or course of conduct constituting gross negligence, willful or intentional misconduct, embezzlement, fraud or malfeasance as to the Company and/or the Executive's employment hereunder;

                (C) The Executive's material failure to follow the good faith instructions of the Board or Chief Executive or Operating Officer of Company or of TCI, with respect to the Company or its operations, following notice of such good faith instructions;

                (D) the Executive's breach of this Agreement after providing the executive a written notice and a fifteen (15) day notice within which to cure such breach;

                (E) the Executive's intentional failure to comply in any material respect with the Company's written policies and procedures of which he has actual notice (For purposes of this clause, any failure of the Executive to comply with a particular policy or procedure following written notice to the Executive of a failure to comply with such policy or procedure, and any failure of the Executive to comply with a policy or procedure which has been designated by written notice to the Executive to be of sufficient materiality to the operation supervised by the Executive that such failure, if unintentional, constituted a reckless disregard for such policy or procedure, shall be deemed to be an intentional failure.); or

                (F) The Executive's failure, whether intentional or unintentional, on two (2) or more occasions during any twelve (12) month period (after the first of which the Executive was notified in writing of such fail-

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

         ure) to comply in all material respects with all of the Company's written policies and procedures of which he has actual notice.

     (b) at any time, immediately upon giving the Executive notice of a determination by the Board that the Executive has been incapacitated by accident, sickness, or otherwise so as to render the Executive mentally or physically incapable of performing the services required of the Executive under this Agreement for an aggregate of one hundred eighty (180) days or one hundred twenty (120) consecutive days during any period of twelve (12) months, upon the expiration of either such periods or at any time thereafter; or

     (c)  immediately upon the Executive's death.

  4. Employment Period Compensation.
     ------------------------------

     (a) Base Salary. For the services rendered by the Executive under this
         -----------
Agreement, the Company shall pay the Executive a base salary during the Employment Period at the rate of One Hundred Twenty Thousand Dollars ($120,000.00) per year, payable bi-weekly.

     (b) Other Benefits. The Executive shall participate in any qualified or
         --------------
non-qualified retirement plan, insurance, medical and other similar welfare plans as may from time to time be adopted by the Company as and to the extent determined by the Board and in accordance with the terms of any such plan. Other miscellaneous fringe benefits e.g., vacation and expense reimbursement, shall be established by Company policy as in effect from time to time.

     (c) Bonuses. The Executive shall be entitled to receive an annual
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performance bonus equal to fifteen percent (15%) of the Company's earnings before taxes (determined without deduction of interest on monies borrowed to finance the acquisition of business and assets of the Company from its former owner pursuant to a closing of even date herewith (the "Purchase Agreement"), determined in accordance with generally accepted accounting principles by the accountants servicing the Company, which shall be received within ninety (90) days after the end of each calendar year of the Company.

  5. Stock Options. The Executive shall receive options from TCI pursuant to
     -------------
a Stock Option Agreement for 50,000 shares of TCI common stock which option shall vest at the rate of 10,000 shares for each contract year of employment hereunder and the exercise price shall be the closing stock market price ("asked") as of the day prior to the date of the Purchase Agreement.

  6. Amounts Due Upon Termination. In the event that this Agreement and the
     ----------------------------
Executive's employment by the Company hereunder is terminated for any reason prior to the expiration of the Employment Period, the Executive shall retain all benefits to which he is entitled under any severance policies of the Company then in effect. In addition:

     (a) Upon termination of this Agreement under Paragraphs 3(a) or 3(c), the Executive shall be entitled to any unpaid base salary accrued through the date of termination, but shall be entitled to no bonus or other payments or benefits (excluding any rights under the stock option agreement) as described above provided however that if termination results under 3(c),

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

executive shall be entitled to a bonus based on the profits for the current fiscal year up until the day of termination.

     (b) Upon termination pursuant to Paragraph 3(b), the Executive shall be entitled to (i) continued payments of base salary for six (6) months or until the Executive's death, whichever occurs first, equal to 100% of the base salary in effect as of the date of termination (less any disability payments received by the Executive, from plans sponsored by the Company, in case of termination for disability).

  7. Covenant Not to Compete.
     -----------------------

     (a) The Executive hereby acknowledges and recognizes the highly competitive nature of the Company's business and accordingly agrees that, during the Employment Period, and for a period of three (3) years following expiration or termination of this Agreement under Paragraphs 3(a) or 3(b) the Executive shall not:

         (i) be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor, or otherwise by any person, firm, corporation, or enterprise engaged, within the restricted territory, in any activity in which the Company or TCI is engaged during the Employment Period; or

         (ii) render financial or other assistance to any person, firm, corporation, or enterprise engaged, within the restricted territory, in any activity in which the Company or TCI is engaged during the Employment Period.

     (b) For purposes of this Section 7: (i) the phrases "Company's business" or "activity in which the Company or TCI is engaged during the Employment Period" shall be deemed to include, but not be limited to, the design, manufacture, marketing, distribution, engineering, sale and servicing of systems and all components thereof for the conveyance and containment of petroleum or alcohol based motor vehicle or other fuels or chemicals (including, without limitation, gasoline, gasohol and oil) from underground storage tanks to above ground product dispensers or machinery and equipment which uses such fuels, (ii) the term "restricted territory" shall mean: (A) the United States, including its territories and possessions, (B) Canada, and (C) any other foreign country in which the products of the Company or TCI or of any of their subsidiaries or affiliates are sold during the Employment Period.

     (c) Executive, in connection with this Section 7, represents and acknowledges that he is fully familiar with all the existing products and services of the Company and TCI, products under development and the general business of the Company and TCI.

  8. No Disclosure of Confidential Information. The Executive acknowledges that
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the Company's and TCI's trade secrets as they may exist from time to time and confidential information concerning the Company's and TCI's business, products, technical information, sales activities, procedures, promotion, pricing techniques, customer lists, and credit and financial data concerning customers are valuable, special, and unique assets of the Company and TCI, access to and knowledge of which are essential to the performance of the Executive's duties under this

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

Agreement. In light of the highly competitive nature of the industry in which the business of the Company and TCI is conducted, the Executive further agrees that all knowledge and information described in the preceding sentence not in the public domain and heretofore or in the future known by the Executive as a result of employment by the Company shall be considered confidential information. In recognition of this fact, the Executive agrees that the Executive will not, during or after the Employment Period, disclose any of such confidential information to any person or other entity for any reason or purpose whatsoever, except as necessary in the performance of the Executive's duties as an employee of or consultant to the Company or TCI and then only upon execution by the recipient of a written confidentiality agreement in such form and content as requested by the Company or TCI from time to time, nor shall the Executive make use of any such confidential information for the Executive's own purposes or for the benefit of any person or other entity (except the Company or TCI and their affiliates or subsidiaries, if any) under any circumstances during or after the Employment Period. For purposes of this Section 8, trade secrets and confidential information of the Company and TCI shall be deemed to include all trade secrets and confidential information of the Company, TCI and their affiliates or subsidiaries.

  9.  Non-solicitation of Employees. In the event that Executive's employment is
      -----------------------------
terminated prior to the expiration of the Employment Period for any reason or expires by its terms, the Executive hereby agrees that he shall not solicit or hire any employees of the Company, TCI or their affiliates or subsidiaries for a period of three (3) years after such termination, or expiration.

  10. Company Right to Inventions. The Executive shall promptly disclose, grant
      ---------------------------
and assign to the Company for its sole use and benefit any and all inventions, improvements, technical information, patent applications and suggestions, relating in any way to products of the Company or TCI or any affiliate of the Company or TCI or capable of beneficial use by customers to whom products of the Company or any affiliate of the Company are sold (collectively the "Concepts"), which the Executive has in the past, during his employment with the Company, conceived, developed or acquired or which the Employee may conceive, develop or acquire during the Employment Period (whether or not during usual working hours), and reissues thereof that may at any time be granted for or upon any such invention, improvement or technical information. Therefore, the Executive shall promptly at all times during and after the Employment Period:

      (a) execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper, in the sole opinion of the Company to vest in the Company title to such Concepts and to enable it to obtain and maintain the entire right and title thereto throughout the world; and

      (b) render to the Company at Company's expense all such assistance as it may require in the prosecution of applications for said Concepts or reissues thereof, in the prosecution or defense of interference or infringement which may be declared involving any such Concepts, and in any litigation in which the Company or its affiliates or subsidiaries may be involved relating to any such Concepts.

  11. Remedies.
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      (a) The Executive acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of the provisions of Section 7, 8, 9 or 10 of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by the Executive of any of the provisions of Section 7, 8, 9 or 10 of this Agreement, it is agreed that, in addition to any remedy at law, the Company shall be entitled to request equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available, and the Executive agrees not to oppose such request on the grounds that equitable relief is not appropriate. Nothing herein contained shall be construed to preclude any other remedies available to Company for such breach or threatened breach. If the Company is obliged to resort to the Courts for the enforcement of any of the covenants or agreements contained in Sections 7, 8, 9 or 10 of this Agreement, or if such covenants or agreements are otherwise the subject of litigation between the parties, then the terms of such covenants and agreements shall be extended for a period of time equal to the period of such breach, which extension shall commence on the latter of (1) the date on which the original (unextended) term of such covenants and agreements is scheduled to terminate or (2) the date of the final court order (without further right of appeal) enforcing such covenant or agreement.

      (b) It is expressly understood and agreed that although the Executive and the Company consider the restrictions contained in Sections 7, 8, 9 and 10 of this Agreement reasonable for the purposes of preserving for the Company, and its affiliates or subsidiaries, their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time, territory or any other restriction contained in Sections 7, 8, 9 and 10 of this Agreement is an unreasonable or otherwise unenforceable restriction against the Executive, the provisions of Sections 7, 8, 9 and 10 of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

  12. Notices. Any notice required or permitted under this Agreement shall be
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sufficient if it is in writing and shall be deemed given (i) at the time of personal delivery to the addressee, or (ii) at the time sent in the U.S. mail, postage prepaid, certified mail, with return receipt requested, addressed as follows:

      If to the Executive:

                      Richard Dimaggio
                      15540 Strebor Drive
                      Bakersfield, CA  93312

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

      If to the Company:

                      American Containment, Inc.
                      422 Business Center
                      A-130 North Drive
                      P.O. Box 939
                      Oaks, PA  19456

  13. No Waiver. Failure of any party to this Agreement at any time or times
      ---------
hereafter to require strict performance by any other party of any of the provisions, terms, or conditions contained in this Agreement shall not waive, affect, or diminish any right of any party at any time or times thereafter to demand strict performance therewith, and with respect to any other provisions, terms, or conditions contained in this Agreement. Any waiver of such provision, term, or condition shall not waive or affect any other failure to perform a provision, term or condition of this Agreement, whether prior or subsequent thereto, and whether of the same or a different type. None of the provisions, terms, or conditions of this Agreement shall be deemed to have been waived by any act or knowledge of a party hereto except by an instrument in writing signed by that party and directed to the other party specifying such waiver.

  14. Arbitration. To the extent permitted by applicable law, any controversy
      -----------
or dispute arising out of, or relating to this Agreement or any alleged breach hereof shall be settled by arbitration in the Borough of West Chester, Chester County, Pennsylvania, in accordance with the Rules of the American Arbitration Association then in existence, it being understood and agreed that the arbitration panel shall consist of three (3) individuals acceptable to the parties hereto. In the event that the parties cannot agree on three arbitrators within twenty (20) days following receipt by one party of a demand for arbitration from the other party, then Executive and the Company each shall designate one arbitrator and the two arbitrators so selected shall select the third arbitrator. The arbitration panel so selected shall convene a hearing no later than sixty (60) days following the selection of the panel. The arbitration award shall be final and binding upon the parties, and judgment may be entered thereon in the Pennsylvania Court of Common Pleas or in any other court of competent jurisdiction. Each party shall be responsible for his or its expenses and attorneys' fees incurred in connection with any arbitration; provided that the arbitrators shall have the authority to award expenses and legal fees to the prevailing party at their discretion. The arbitrators' fees shall be split equally by the parties.

  15. Severability. The invalidity or unenforceability of any provision of
      ------------
this Agreement shall in no event affect the validity or enforceability of any other provision.

  16. Binding Effect and Benefit. The provisions of this Agreement shall be
      --------------------------
binding upon, and shall inure to the benefit of, the Company and its successors and assigns, and Executive and his heirs, and legal representatives; provided, however, Executive may not assign his duties hereunder.

  17. Entire Agreement. This Agreement constitutes the entire agreement
      ----------------
between the parties with respect to the subject matter hereof, and supersedes all prior agreements, con-

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

tracts or understandings with respect thereto. This Agreement may be amended only by an instrument in writing executed by all parties hereto.

         18. No Assignment. This Agreement shall not be assignable by either
             -------------
party hereof, except by the Company to any affiliate, subsidiary or successor.

         19. Captions. The captions of the several Sections and Paragraphs of
             --------
this Agreement are inserted for convenience of reference only. They constitute no part of this Agreement and are not to be considered in the construction hereof.

         20. Counterparts. This Agreement may be executed in any number of
             ------------
counterparts, each of which will be deemed one and the same instrument which may be sufficiently evidenced by any one counterpart.

         21. Applicable Law. Except to the extent preempted by federal law, the
             --------------
provisions of this Agreement are to be construed, administered and enforced in accordance with the domestic, internal law of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.

         22. Return of Materials. In the event of termination of employment, for
             -------------------
any reason, all information, files and materials of the Company which are in the possession of the Executive shall be returned to the Company.

         23. Gender. The words "he", "his" or "him" when used herein with
             ------
reference to the Executive shall refer to the Executive irrespective of the gender of the Executive.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                           AMERICAN CONTAINMENT, INC.


                           By: /s/ Bernard Gouin
                              ------------------

                           Attest: /s/ Jeffrey Boehmer
                                  --------------------

                                                           [Corp. Seal]




                           EXECUTIVE:

/s/ Vicki DiMaggio         /s/ Richard DiMaggio
------------------         --------------------
WITNESS                    Richard Dimaggio


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